Exhibit 99-Press Release of Amistar Corporation dated November 18, 2005, reporting Amistar's financial results for the third quarter 2005.

AMISTAR REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

SAN MARCOS, CALIFORNIA, November 18, 2005 /PR Newswire-First Call/ -- Amistar Corporation (OTC Pink Sheets:-AMTA.PK) today reported sales and results for the three and nine months ended September 30, 2005.

As disclosed in the press release dated August 19, 2005, the Company decided to exit the business of providing electronic manufacturing services subject to certain continuing obligations during the fourth quarter of 2005 as part of its strategy to convert assets to cash in order to improve liquidity, defend itself against the litigation with Asteres, Inc. and to support its entry into the retail pharmacy market with its automated prescription delivery machine and system. The Unaudited Condensed Consolidated Statements of Operations included in this release reflect the AMS operating results as a discontinued operation.

Net sales for the three months ended September 30, 2005 decreased $8,000 or 1% to $545,000, compared to $553,000 for the same quarter in 2004. Net sales for the nine months ended September 30, 2005 increased $154,000 or 6% to $2,764,000, compared to $2,610,000 for the same period in 2004.

There was a net loss from continuing operations for the three months ended September 30, 2005 of $1,285,000 or $0.40 per share compared to a net loss from continuing operations of $866,000 or $0.28 per share for the same quarter in 2004. There was a net loss for the three months ended September 30, 2005 of $1,175,000 or $0.37 per share compared to a net loss of $930,000 or $0.30 per share for the same quarter in 2004. The income from discontinued operations was $110,000 for the three months ended September 30, 2005 compared to a $64,000 loss during the same period in 2004.

There was a net loss from continuing operations for the nine months ended September 30, 2005 of $3,026,000 or $0.96 per share compared to a net loss from continuing operations of $1,943,000 or $0.63 per share for the same period in 2004. There was a net loss for the nine months ended September 30, 2005 of $3,085,000 or $0.98 per share compared to a net loss of $2,024,000 or $0.66 per share for the same period in 2004. The loss from discontinued operations was $59,000 for the nine months ended September 30, 2005 compared to an $81,000 loss from discontinued operations during the same period in 2004.

The operating loss from continuing operations for the three months ended September 30, of 2005 and 2004, respectively, includes:

     o $349,000 and $388,000, for start-up and machine development costs related to the new ddn venture to provide automated equipment and systems to the retail pharmacy market.
     o $431,000 and $106,000, related to litigation defense and counter-suit costs (in 2005) for the lawsuit with Asteres, Inc.

The income from discontinued operations for the three months ended September 30, 2005 increased over the loss from discontinued operations during the same period in 2004 due primarily to an $81,000 gain on sale of equipment, increased gross profit on higher AMS sales and partially offset by employee separation costs during the current quarter. The loss from discontinued operations during the nine months decreased from the loss from discontinued operations during the same period in 2004 due primarily to the $81,000 gain on sale of equipment and partially offset by employee separation costs.

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
                               Condensed Consolidated Statements of Operations

                                                       Three Months Ended             Nine Months Ended
                                                          September 30,                 September 30,
                                                       2005           2004           2005           2004
                                                   -----------    -----------    -----------    -----------
Net Sales                                          $   545,000    $   553,000    $ 2,764,000    $ 2,610,000
Cost of Sales                                          502,000        403,000      2,114,000      1,932,000
                                                   -----------    -----------    -----------    -----------
Gross Profit                                            43,000        150,000        650,000        678,000
Operating Expenses                                   1,445,000      1,012,000      4,025,000      2,613,000
                                                   -----------    -----------    -----------    -----------
Loss from continuing operations                     (1,402,000)      (862,000)    (3,375,000)    (1,935,000)
Other Income (expense)                                 118,000         (3,000)       353,000         (6,000)
                                                   -----------    -----------    -----------    -----------
Loss from continuing operations before
    income taxes                                    (1,284,000)      (865,000)    (3,022,000)    (1,941,000)
Income Taxes                                             1,000          1,000          4,000          2,000
                                                   -----------    -----------    -----------    -----------
Net Loss from continuing operations                 (1,285,000)      (866,000)    (3,026,000)    (1,943,000)

Income (Loss) from discontinued operations,
   net of income tax                                   110,000        (64,000)       (59,000)       (81,000)
                                                   -----------    -----------    -----------    -----------
Net Loss                                           $(1,175,000)   $  (930,000)   $(3,085,000)   $(2,024,000)
                                                   ===========    ===========    ===========    ===========

Loss Per Common Share on Continuing -
   Operations-Basic and Diluted                    $     (0.40)   $     (0.28)   $     (0.96)   $     (0.63)
                                                   ===========    ===========    ===========    ===========

Income (Loss) Per Common Share on
   Discontinued Operations-Basic and Diluted       $      0.03    $     (0.02)   $     (0.02)   $     (0.03)
                                                   ===========    ===========    ===========    ===========
Shares Used In Per Share Calculation-
   Basic and Diluted                                 3,154,607      3,090,857      3,147,494      3,084,994
                                                   ===========    ===========    ===========    ===========

The litigation with Asteres is currently in the discovery phase. During the quarter ended September 30, 2005, the Company filed a cross complaint which was enjoined with the current litigation. The filing of our cross-complaint and based on certain actions of the parties, resulted in a continuance of the hearing for summary judgment and the trial start date. The continued dates for hearing for motion for summary judgment and trial are scheduled for January 2006 and April 2006, respectively. The Company believes it has strong defenses and will continue to defend itself vigorously along with the pursuit of its counter claim.

"The third quarter sales were relatively flat compared to the same quarter of 2004. The gross margin decreased primarily due to an increase of $116,000 in the reserve for obsolescence related to the DataPlace 100LP(TM) product line.

The Company, working jointly with our majority-owned subsidiary ddn, has reached further milestones in our effort to enter the emerging market for retail automation. During the current quarter we 1) made machine hardware and software improvements resulting from data gathered during our beta test in a high-volume community pharmacy, and 2) installed an APM(TM) system in a mass merchant retail pharmacy location" stated Stuart Baker, Amistar's President. Statements contained in this release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties such as those described in
Section 6 of the Company's Annual Report on Form 10-KSB. Actual results may differ materially from anticipated results.

Amistar Corporation provides automation solutions primarily for the industrial and retail markets and provides contract-manufacturing services. The Company designs, develops, manufactures, markets and services a variety of automated equipment used to assemble electronic components and product identification media to printed circuit boards and other assemblies. In addition, the Company provides design and manufacturing resources to create customized factory automation equipment and other products according to customers' specification in a broad range of industries. Through its majority-owned subsidiary, ddn Corporation, the Company provides automated point-of-sale machines that control the dispensing of securely stored items such as consumer products and prescriptions to retail customers.

Additional information about Amistar is available at www.amistar.com and ddn Corporation at www.ddncorp.com

Contact:

Gregory Leiser
Vice-President Finance and CFO
760-471-1700
gregL@amistar.com